Exhibit 31.1

CERTIFICATION OF CEO PURSUANT TO RULE 13A-14(A) AND RULE 15D-14(A)

CERTIFICATIONS

I, Mark R. Baker, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Orchard Supply Hardware Stores Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ MARK R. BAKER
Mark R. Baker
President and Chief Executive Officer
(Principal Executive Officer)

Date: June 3, 2013